Exhibit (n)(i)(B)

DIREXION FUNDS

Schedule A

to the

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

Investor Class

The Investor Class shares of these Funds may be subject to a Rule 12b-1 fee of up to 0.25% and a non-Rule 12b-1 shareholder services fee of up to 0.25%:

Direxion Monthly S&P 500® Bull 2X Fund	Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund
Direxion Monthly Small Cap Bull 2X Fund	Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly 7-10 Year Treasury Bull 2X Fund	Direxion Monthly 7-10 Year Treasury Bear 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund
Direxion Monthly NASDAQ-100® Bull 1.25X Fund	Direxion Monthly NASDAQ-100® Bear 1.25X Fund
Direxion Monthly 25+ Year Treasury Bull 1.35X Fund	Direxion Monthly 25+ Year Treasury Bear 1.35X Fund
Direxion Monthly High Yield Bull 1.2X Fund
Hilton Tactical Income Fund

Service Class

The Service Class shares of these Funds may be subject to a Rule 12b-1 fee of up to 1.00%:

None

Institutional Class

The Institutional Class shares of these Funds are not subject to a Rule 12b-1 fee:

Hilton Tactical Income Fund

Direxion Monthly High Yield Bull 1.2X Fund

Class A

The Class A shares of these funds may be subject to a Rule 12b-1 fee of up to 0.25%:

None

Class C

The Class C shares of these Funds may be subject to a Rule 12b-1 fee of 1.00%:

None

Last Revised: August 20, 2020